EXHIBIT 21


                        SUBSIDIARIES OF BANTA CORPORATION

                                            OWNERSHIP BY          STATE OR
                                          BANTA CORPORATION      JURISDICTION
                                           OR ONE OF IT'S      OF INCORPORATION
LIST OF SUBSIDIARIES                        SUBSIDIARIES        OR ORGANIZATION
--------------------                     -------------------    ---------------
Banta Direct Marketing, Inc.                    100%               Minnesota
Banta Europe BV                                 100%            The Netherlands
Banta Healthcare Group, Ltd.                    100%               Wisconsin
Banta Security Printing, Inc.                   100%               Wisconsin
Banta Global Turnkey B.V.                       100%            The Netherlands
Banta Global Turnkey Limited                    100%                Ireland
Banta Global Turnkey Limited                    100%               Scotland
Banta Packaging & Fulfillment, Inc.             100%               Wisconsin
Banta Specialty Converting, Inc.                100%               Wisconsin
Danbury Printing & Litho, Inc.                  100%               Minnesota
KnowledgeSet Corporation                        100%              California
Banta Integrated Media -
  Cambridge, Inc                                100%             Massachusetts
United Graphics Inc.                            100%              Washington
Wrapper, Inc.                                   100%               Wisconsin
Banta Publications-Greenfield, Inc.             100%                 Ohio
Cidex International, Inc.                       100%               Wisconsin
Banta Direct Marketing-Berkeley, Inc.           100%               Minnesota
Omnia I, Inc.                                   100%               Delaware
Meadows Information Systems, Inc.               100%               Wisconsin
Greenfield Holdings Corp.                       100%               Delaware
Banta Cayman Islands Corp.                      100%            Cayman Islands
Type Designs, Inc.                              100%`               Georgia
Ad Run Around, Inc.                             100%                Georgia
Banta Holding Corp.                             100%               Wisconsin
Banta Hong Kong,Ltd.                            100%               Hong Kong
Banta Global Turnkey (Singapore)
  Pte. Ltd.                                     100%               Singapore
Banta Canada Ltd.                               100%                Canada
Banta Southeastern, Inc.                        100%               Tennessee
Banta Global Turnkey - Guadalajara
  Sde RL de CV                                  100%                Mexico